UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on September 14, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 13, 2022 (the “Merger Agreement”), by and among ManTech International Corporation, a Delaware corporation (the “Company”), Moose Bidco, Inc., a Delaware corporation (“Parent”), and Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the completion of the Merger, the Company terminated that certain Third Amended and Restated Credit Agreement, dated as of July 20, 2021 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders and as letter of credit issuer. In connection with such termination, the Company caused to be repaid in full (or, in the case of certain outstanding letters of credit, cash collateralized) all indebtedness, liabilities and other obligations under the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, “Company Common Stock”), were converted automatically at the Effective Time into the right to receive an amount in cash equal to $96.00, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than shares of Company Common Stock owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries.

Pursuant to the Merger Agreement, (i) each option to purchase shares of Company Common Stock (a “Company Option”) having a per share exercise price less than the Merger Consideration that was outstanding and unexercised immediately prior to the Effective Time (whether or not vested or exercisable) was fully vested and cancelled and converted into the right to receive a cash payment in an amount equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (2) the excess of the Merger Consideration over the per share exercise price of such Company Option; and (ii) each restricted stock or restricted stock unit award granted by the Company in respect of shares of Company Common Stock (a “Company Share Award”) that was outstanding immediately prior to the Effective Time (whether or not vested) was fully vested, free of restrictions and cancelled and converted automatically into the right to receive a cash payment equal to the product of (1) the number of shares of Company Common Stock subject to such Company Share Award as of the Effective Time, multiplied by (2) the Merger Consideration. Any outstanding Company Option with an exercise price per share equal to or greater than the Merger Consideration was cancelled at the Effective Time without any cash payment or other consideration being made in respect of such Company Option.

The total cash consideration paid to equityholders of the Company pursuant to the Merger Agreement was approximately $3.99 billion.

The foregoing description of the Merger and the Merger Agreement, and the related transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2022 and incorporated herein by reference into this Item 2.01.

A copy of the press release issued by the Company on the Closing Date announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On the Closing Date, in connection with the closing of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that the trading of its Class A Common Stock on Nasdaq be suspended and that the listing of its shares on Nasdaq be withdrawn. The trading in shares of Class A Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date. The Company requested Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the shares of Class A Common Stock from Nasdaq and the deregistration of the shares of Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of Richard L. Armitage, Mary K. Bush, Barry G. Campbell, Richard J. Kerr, Peter B. LaMontagne, Kenneth A. Minihan, and Kevin M. Phillips resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective as of the Closing (as defined in the Merger Agreement). In accordance with the terms of the Merger Agreement, as of the Closing, Mr. Kevin M. Phillips and Mr. Matthew Tait became and constitute the only directors of the Company, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

As of the Closing, Messrs. Phillips and Tait became and constitute the only officers of the surviving corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, the Company’s Third Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement.

Copies of the Fourth Amended and Restated Certificate of Incorporation of the Company and the Fourth Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated herein by reference.

Item 8.01.	Other Events.

On September 14, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2022, by and among Moose Bidco, Inc., Moose Merger Sub, Inc. and ManTech International Corporation. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 16, 2022).

3.1	Fourth Amended and Restated Certificate of Incorporation of ManTech International Corporation.

3.2	Fourth Amended and Restated Bylaws of ManTech International Corporation.

99.1	Press Release of ManTech International Corporation dated September 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: September 14, 2022	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP - Corporate & Regulatory Affairs